UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (October 30, 2020)

EDISON NATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Broad Street, Suite 1004 Bethlehem, Pennsylvania	18018
(Address of principal executive offices)	(Zip Code)

(866) 536-0943

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EDNT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01.	Other Events.

Letter of Intent for Sale of Assets of CBAV1, LLC

On October 30, 2020, Edison Nation, Inc. (the “Company”) received a letter of intent from a prospective purchaser dated October 22, 2020 setting forth the terms of an offer to purchase Cloud b assets from CBAV1, LLC (“CBAV1”), the Company’s wholly owned subsidiary (the “LOI”). The Cloud b assets include but are not limited to intellectual property, know how, brand names, trade names, patents, models, internet websites, domains, social network assets, production facilities, including the molds of all products, and inventory (“Cloud b Assets”).

By way of background, the Cloud b Assets were pledged as collateral (“Collateral”) to secure a promissory note from East West Bank dated in or around May 25, 2011, along with amendments and modifications to the loan agreement (“Secured Note”). On June 4, 2018, CBAV1 acquired the Secured Note in accordance with the Cloud B Assignment of Loan and Security Agreement from East West Bank. On October 30, 2018, pursuant to the Stock Purchase Agreement, the Company became the beneficial owner of 72.16% of Cloud b, Inc.’s shares of common stock. CBAV1 provided Notification of Disposition of Collateral (pursuant to its notice of default dated August 7, 2018 to Cloud b, Inc.) and scheduled a Public Sale of the Collateral to the highest qualified bidder for February 11, 2019 (“Public Sale”). CBAV1 submitted the highest bid for the Collateral at the Public Sale and inured to the benefit of the Cloud b Assets. On February 17, 2020, the Company entered into the Agreement For The Purchase And Sale Of Common Stock of Cloud b, Inc. and pursuant therewith, sold its ownership interest in Cloud b, Inc. to the buyer.

To effectuate the sale of the Cloud b assets to the prospective purchaser, the Company has determined that it is in the best interests of the company and its shareholders for CBAV1 and the prospective buyer to utilize the jurisdiction and protections of the bankruptcy court to effectuate the sale of the Cloud b Assets free and clear of any obligations.

The current assets of CBAV1 are estimated to be in excess of $2,000,000 and the current liabilities are estimated to be less than $100,000.

By utilizing the jurisdiction of the bankruptcy court, the Cloud b Assets can be transferred to the prospective purchaser free and clear of liens and obligations. Any unsecured creditors or minority shareholders of Cloud b, Inc. will have the opportunity to assert any claims or actions within the sale proceeding under the jurisdiction of the bankruptcy court.

Forward-Looking Statements and Limitation on Representations

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to consummate the transaction described above. The Company assumes no duty to update any forward-looking statements other than as required by applicable law. The LOI should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 3, 2020

EDISON NATION, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer